  Exhibit 10.1

                                                                      Schedule 1

CHANGE OF CONTROL
SEVERANCE PLAN PARTICIPANTS

NAME	BENEFIT LEVEL

Rainwater, G L	3
Baxter, Warner L	3
Cisel, Scott A	3
Cole, Daniel F	3
Sullivan, Steven R	3
Voss, Thomas R	3
Kelley, Richard A	3
Whiteley, David A	3
Martin, Donna K	3
Mark, Richard J	3
Naslund, Charles D	3
Nelson, Gregory L	3

Birdsong, Jerre E	2
Birk, Mark C	2
Borkowski, Maureen A	2
Bremer, Charles A	2
Davis, Jimmy Lowell	2
Evans, Ronald K	2
Glaeser, Scott A	2
Herrmann, Timothy E	2
Heflin, Adam C	2
Iselin, Chris A	2
Lindgren, Mark C	2
Lyons, Jr., Martin J	2
Menne, Michael L	2
Moehn, Michael	2
Mueller, Michael G	2
Neff, Robert K	2
Nelson, Craig D	2
Power, Joseph M	2
Powers, Robert L	2
Prebil, William J	2
Schepers, David J	2
Schukar, Shawn	2
Serri, Andrew M	2
Simpson, Jerry Lee	2
Sobule, James A	2
Weisenborn, Dennis W	2
Zdellar, Ronald C	2